Troika Media Group Inc. Accelerates its Business Transformation and Reports Record Revenue of $85.4 million and Adjusted EBITDA of $5.6 million in its Fourth Quarter and Fiscal Year 2022 Results.

New York, New York - September 28, 2022 — Troika Media Group, Inc. (Nasdaq: TRKA) ("TMG"), a consumer engagement and customer acquisition group today announced financial results for its fiscal fourth quarter and fiscal year ended June 30, 2022. TMG is a professional services company that architects and builds enterprise value in consumer facing brands to generate scalable performance driven revenue growth. The Company delivers three solutions pillars: we CREATE brands and experiences and CONNECT consumers through emerging technology products and ecosystems to deliver PERFORMANCE based measurable business outcomes.

The fiscal fourth quarter is highlighted by the following:

▪Reported for the fourth quarter 2022 record revenue of $85.4 million.

▪Adjusted EBITDA of $5.6 million for the fourth quarter 2022.

For the fiscal year ended June 30, 2022, the company reported revenues of $116.4 million, a 619% increase in revenue over the results for the preceding fiscal year.

We are excited to share TMG’s fourth quarter results, which are representative of the first full quarter of operations since the acquisition of Converge earlier this year. As we look forward, we are focused on ensuring that our company is well-positioned to drive ongoing growth and value for our shareholders. While this was the first full quarter of operations for the company reflecting the integration of the Converge business, we have made significant progress on TMG’s next chapter.

“The financial results demonstrate great progress since our acquisition of Converge. We have activated our new integrated operational model to deliver customer acquisition solutions that empower businesses to acquire, grow, and retain customers more efficiently and sustainably. We underwent a business transformation which has been a catalyst for growth as we have altered the course of the business following changes in management, governance, operations, and revenue strategy. The speed and magnitude of change now sets us up for a future boost to revenue, GAAP positive earnings, and ongoing growth potential. I am extremely pleased with the speed in which we have been able to deliver the reorganization in operations and the efforts of our management team during this period. Importantly, we have divested and restructured several legacy parts of the Troika business and repositioned our resources to fuel growth.” said Sid Toama, Chief Executive Officer of TMG.

“We are now able to take advantage of a disruption in digital and offline media channels and help businesses reevaluate their customer acquisition and retention investments. Our diverse performance business model will also help clients mitigate their business uncertainties as they continue to try to grow their customer base. We are continuing to help our clients in home services, professional services, insurance, and legal services to offer value offerings to consumers through our performance marketing solutions model. As an additional value proposition, we are well-positioned to help our clients measure the impact of their customer acquisition investments through our data and business intelligence solutions at a time when return on investment is paramount.”

“We have also redefined our brand strategy and integrated our data, technology, and customer acquisition functions to create a robust offering for our current and prospective clients following the acquisition of Converge. Our outlook for the now integrated Converge business remains positive, enhancing TMG’s value to clients and delivering performance outcomes through agile creative, innovative technology, and adaptive intelligence to deliver financial goals.”

“We are keenly focused on building integrated functions across the businesses to optimize operational efficiencies to drive revenue and margin, while streamlining internal corporate functions. To support this, we have relocated our Corporate headquarters to New York where we have been building our shared services teams. Additional focus points include removing from the business any legacy arrangements that are not in line with these core objectives.” said Erica Naidrich, Chief Financial Officer of TMG. “We are extremely pleased with what we have accomplished in this fourth quarter of the fiscal year, while working to mitigate the costs and remove the inefficiencies of the Company’s legacy business model, some of which will continue to burden performance until we can report a full four quarters of results integrating Converge business. We are now poised and ready directionally for where the business is going. The results reflect the early stages of the strategies and tactics we have implemented to chart a new direction for the Company.”

Results for the Quarters and Years Ended June 30, 2022 and 2021:
(In thousands)

	Three months ended				Twelve months ended
	June 30,		Change		June 30,		Change
	2022	2021	$	%	2022	2021	$	%
Revenues	$85,382	$3,755	$81,627	2,174%	$116,410	$16,192	$100,218	619%
Net Loss	$(18,056)	$(6,774)	$(11,282)	167%	$(38,693)	$(15,997)	$(22,696)	142%
EBITDA	$(13,046)	$(6,024)	$(7,022)	117%	$(32,616)	$(13,475)	$(19,141)	142%
Adjusted EBITDA	$5,632	$(5,794)	$11,426	(197)%	$(209)	$(12,198)	$11,989	98%

Financial Results for TMG
The results of operations for the year ended June 30, 2022, have been significantly impacted by the Converge acquisition. All financial results herein for the fiscal year ended June 30, 2022, include the results of operations of the Converge companies which are reflective of the period March 22, 2022 (the acquisition closing date), through June 30, 2022.

Revenues for the year ended June 30, 2022, increased by approximately $100.2 million as compared with the prior year period, resulting in a total of approximately $116.4 million. The increase in revenue was primarily due to the contribution of the Converge business; this accounted for approximately $90.3 million over a 101-day period since the closing date of the acquisition, and it is representative of 78% of the Company's total revenue for fiscal year 2022.

The $100.2 million increase in revenue is attributable to Managed Services revenue of $51 million, Performance Marketing revenue of $40 million, and year over year revenue increase of $8.9 million due to an increase in demand for the Company’s branding and creative solutions.

TMG saw an increase in demand for its customer acquisition and performance solutions which led to an increase in revenue of $16 million, or 26%, for this revenue stream on a quarter over quarter basis. This increase was primarily powered by its home improvement and professional services sectors

TMG’s Adjusted EBITDA for the fourth quarter 2022 was $5.6 million, which was primarily driven by the increase in revenues due to the Converge acquisition as discussed above combined with the off-setting of several one-time costs incurred as a result of the ongoing restructuring and transformational efforts by management. We have made expeditious restructuring decisions in order to avoid distraction by business matters that will not contribute to the transformational restructuring of the business to ensure that our company is well positioned to drive ongoing growth and value for our shareholders.

The fourth quarter contained several non-recurring or non-cash costs including $3.9 million in non-cash stock compensation expense (which are reflected in selling, general and administrative expenses), net impairment charges totaling $7.7 million, restructuring and other related charges totaling $5.6 million, inclusive of $3.3 million of stock compensation relating to the Redeeem transaction, and loss contingencies on equity issuance of $3.6 million.

TMG entered into revised terms for our Series E Preferred Stock to minimize the impact of investor dilution and make our stock more attractive to new investors following our record financial results. The Company is intending on repurchasing all outstanding shares of the Series E Preferred Stock which we anticipate will give investors confidence as we build on the momentum that we have reported today. We are currently in a transformational stage with our primary focus on integrating the business, while creating efficiencies in order to scale for strong revenue upside to deliver sustainable profitability.

About Troika Media Group

TMG is a consumer engagement and customer acquisition consulting and solutions group based in New York and Los Angeles. We deliver resilient brand equity, amplifying brands through emerging technology to deliver performance driven business growth. Troika’s expertise is in Consumer Products and Services, Entertainment and Media, Sports and Sports Betting, Financial and Professional, Education and eSports and Gaming sectors. Our clients include Apple, Hulu, Riot Games, Belvedere Vodka, Unilever, UFC, Leaf Home, AT&T, Andersen Windows, Peloton, CNN, HBO, ESPN, Wynn Resorts and Casinos, IMAX, Netflix, Sony, Yahoo, and Coca-Cola. For more information, visit www.thetmgrp.com.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by our management team and you should not consider them in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define EBITDA as net income (loss) before (i) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (ii) interest expense, and (iii) tax expense.

We define Adjusted EBITDA as EBITDA before (i) share-based compensation expense or benefit, (ii) restructuring charges or credits, (iii) merger and acquisition-related costs, including litigation expenses, (vii) gains or losses on sales or dispositions of businesses and associated settlements, and (iv) the impact of purchase accounting adjustments related to business acquisitions. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. We eliminate merger and acquisition-related costs because the Company does not consider such costs to be indicative of the ongoing operating performance of the Company as they result from an event that is of a non-recurring nature, thereby enhancing comparability.

We believe Adjusted EBITDA is an appropriate measure for evaluating the operating performance of our business and the Company on a consolidated basis. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance.

Internally, we use revenues and gross margin as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted EBITDA should be used as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. For a reconciliation of net income (loss) to Adjusted EBITDA, please see page 6 of this release.

Forward-Looking Statements
This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements about future growth and growth rates and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements include, without limitation, statements about future growth and growth rates and other information regarding future performance and strategies and appear throughout this press release. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates, the impact of the COVID-19 pandemic and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K in the Company’s Annual Report on Form 10-K. The Company disclaims any obligation to update any forward-looking statements contained herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Investor Relations Contact:

Sid Toama
President and Chief Executive Officer
Troika Media Group, Inc.
(323) 297-8100

Troika Media Group, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
	2022		2021	2022	2021
Revenues	$85,381,703		$3,755,000	$116,409,703	$16,192,000
Cost of revenues	67,969,498		1,144,000	88,127,498	7,504,000
Gross margin	17,412,205		2,611,000	28,282,205	8,688,000
Operating expenses:
Selling, general and administrative expenses	13,164,857		9,234,000	45,271,857	25,372,000
Depreciation and amortization	2,267,780		585,000	3,097,780	2,299,000
Restructuring and other related charges	5,590,932		—	5,590,932	—
Impairments and other (gains) losses, net	7,967,677		(607,000)	7,708,677	(3,142,000)
Operating loss	(11,579,041)		(6,601,000)	(33,387,041)	(15,841,000)
Other income (expense):
Interest expense	(2,796,367)		28,000	(2,943,367)	(7,000)
Loss contingency on equity issuance	(3,615,000)		—	(3,615,000)	—
Gain on change in fair value of derivative liabilities	425,622		72,000	638,622	72,000
Other income	(540,080)		(80,000)	679,920	452,000
Foreign exchange gain (loss)	(5,215)		—	(30,215)	(48,000)
Amortization expense of note payable discount	—		—	—	(409,000)
Total other income (expense)	(6,531,040)	—	20,000	(5,270,040)	60,000
Net loss from operations before income tax	(18,110,081)		(6,581,000)	(38,657,081)	(15,781,000)
Income tax expense	54,075		(193,000)	(35,925)	(216,000)
Net Loss	$(18,056,006)		(6,774,000)	(38,693,006)	(15,997,000)
Foreign currency translation adjustment	(605,438)		(42,000)	(537,438)	(671,000)
Comprehensive loss	$(18,661,444)		$(6,816,000)	$(39,230,444)	$(16,668,000)

The following is a description of the adjustments to net income (loss) in arriving at adjusted EBITDA as described in this earnings release:

▪Interest Expense.
▪Income Tax Expense.
▪Depreciation and amortization. This adjustment eliminates depreciation and amortization of property and equipment and intangible assets in all periods.
▪Impairment and other (gains) losses, net. This adjustment eliminates non-cash impairment charges and the impact of gains or losses from the disposition of assets or businesses in all periods.
▪Business acquisition costs. This adjustment eliminates costs related to acquisitions in all periods.
▪Restructuring charges. This adjustment eliminates costs related to termination benefits provided to employees as part of the Company’s full-time workforce reductions.
▪Loss Contingency on Equity Issuance.
▪Share-based compensation. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under the Troika Media Group Stock Plan.

Troika Media Group, Inc.
Consolidated Statements of Operations
(Unaudited)
▪Purchase accounting adjustments. This adjustment eliminates the impact of various purchase accounting adjustments related to business acquisitions, primarily favorable / unfavorable lease agreements of the acquiree.

	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
	2022		2021	2022	2021
Net Loss	$(18,056,006)		$(6,774,000)	$(38,693,006)	$(15,997,000)
Interest expense	2,796,367		(28,000)	2,943,367	7,000
Income tax expense	(54,075)		193,000	35,925	216,000
Depreciation and amortization	2,267,780		585,000	3,097,780	2,299,000
EBITDA	(13,045,934)		(6,024,000)	(32,615,934)	(13,475,000)
Impairment and other charges	7,967,677		(607,000)	7,708,677	(3,142,000)
Business acquisition Costs (1)	320,000		—	2,200,000	—
Restructuring charges	5,590,932		—	5,590,932	—
Loss contingency on equity issuance	3,615,000	—	—	3,615,000	—
Share based comp	1,184,000		837,000	13,292,534	4,419,000
Adjusted EBITDA	$5,631,675		$(5,794,000)	$(208,791)	$(12,198,000)

(1) included in selling, general and administrative expenses